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                                                                     Exhibit 4.9


                             INTERCREDITOR AGREEMENT

                          DATED AS OF DECEMBER 23, 2002

                                  BY AND AMONG

                             SANMINA-SCI CORPORATION

                                       AND

                          LASALLE BUSINESS CREDIT, INC.
                         AS FIRST LIEN COLLATERAL AGENT

                                       AND

                       STATE STREET BANK AND TRUST COMPANY
                               OF CALIFORNIA, N.A.
                        AS SECOND LIEN COLLATERAL TRUSTEE

                                       AND

                 EACH NEW FIRST LIEN CLAIMHOLDER REPRESENTATIVE
                   WHICH MAY BECOME A PARTY FROM TIME TO TIME

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                               TABLE OF CONTENTS

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SECTION 1. Lien Priorities................................................................................    8

    1.1    Subordination..................................................................................    8

    1.2    Prohibition On Contesting Liens................................................................    8

    1.3    No New Liens...................................................................................    9

SECTION 2. Enforcement....................................................................................    9

    2.1    Exercise Of Remedies...........................................................................    9

    2.2    Cooperation....................................................................................   10

SECTION 3. Payments.......................................................................................   11

    3.1    Application Of Proceeds........................................................................   11

    3.2    Payments Over..................................................................................   11

SECTION 4. Other Agreements...............................................................................   11

    4.1    Releases.......................................................................................   11

    4.2    Insurance......................................................................................   12

    4.3    Amendments To Second Lien Collateral Documents.................................................   12

    4.4    Rights As Unsecured Creditors..................................................................   13

    4.5    Bailee For Perfection..........................................................................   14

    4.6    When Discharge Of First Lien Obligations Deemed To Not Have Occurred...........................   15

SECTION 5. Insolvency Or Liquidation Proceedings..........................................................   15

    5.1    Financing Issues...............................................................................   15

    5.2    Relief From The Automatic Stay.................................................................   15

    5.3    Adequate Protection............................................................................   16

    5.4    No Waiver......................................................................................   16

    5.5    Preference Issues..............................................................................   16

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                               TABLE OF CONTENTS

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SECTION 6. Reliance; Waivers; Etc.........................................................................   17

    6.1    Reliance.......................................................................................   17

    6.2    No Warranties Or Liability.....................................................................   17

    6.3    No Waiver Of Lien Priorities...................................................................   17

    6.4    Obligations Unconditional......................................................................   19

SECTION 7. Miscellaneous..................................................................................   20

    7.1    Conflicts......................................................................................   20

    7.2    Effectiveness; Continuing Nature Of This Agreement; Severability...............................   20

    7.3    Amendments; Waivers............................................................................   21

    7.4    Information Concerning Financial Condition Of Parent And The Subsidiaries......................   21

    7.5    Subrogation....................................................................................   21

    7.6    Application Of Payments........................................................................   21

    7.7    Consent To Jurisdiction; Waivers...............................................................   22

    7.8    Notices........................................................................................   22

    7.9    Further Assurances.............................................................................   22

    7.10   Governing Law..................................................................................   22

    7.11   Binding On Successors And Assigns..............................................................   23

    7.12   Specific Performance...........................................................................   23

    7.13   Section Titles; Time Periods...................................................................   23

    7.14   Counterparts...................................................................................   23

    7.15   Authorization..................................................................................   23

    7.16   No Third Party Beneficiaries...................................................................   23

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                             INTERCREDITOR AGREEMENT

                  INTERCREDITOR AGREEMENT, dated as of December 23, 2002, among LASALLE BUSINESS CREDIT, INC., in its capacity as collateral agent for the First Lien Obligations, including its successors and assigns from time to time (the "FIRST LIEN COLLATERAL AGENT"), STATE STREET BANK AND TRUST COMPANY OF CALIFORNIA, N.A., in its capacity as collateral trustee for the Second Lien Obligations, including its successors and assigns from time to time (the "SECOND LIEN COLLATERAL TRUSTEE"), each New First Lien Claimholder Representative (as defined below) which may become a party hereto from time to time by executing a Joinder Agreement (as defined below) and SANMINA-SCI CORPORATION, a Delaware corporation ("PARENT").

                  W I T N E S S E T H:

                  WHEREAS, Parent, certain Subsidiaries (such term and each other capitalized term used herein having the meanings set forth in Section 1 below), as guarantors (such Subsidiaries and any future Subsidiaries providing a guaranty thereof, the "GUARANTOR SUBSIDIARIES"), certain lenders, Goldman, Sachs Credit Partners, L.P., as lead arranger, syndication agent and administrative agent and LaSalle Business Credit, Inc. as the collateral agent and documentation agent have entered into a Credit and Guaranty Agreement dated as of even date herewith (as further amended, supplemented, modified or Refinanced from time to time, the "SENIOR CREDIT AGREEMENT");

                  WHEREAS, Parent, such Guarantor Subsidiaries and State Street Bank and Trust Company of California, N.A., in its capacity as trustee (the "PUBLIC TRUSTEE") have entered into an Indenture dated as of December 23, 2002 (as amended, supplemented or otherwise modified from time to time, the "INDENTURE"), pursuant to which Parent has issued the Notes and such Guarantor Subsidiaries have guaranteed the Notes;

                  WHEREAS, the obligations of Parent and such Guarantor Subsidiaries under the Senior Credit Agreement and any Hedge Agreement with Lenders under the Senior Credit Agreement will be secured by substantially all the assets of Parent and such Guarantor Subsidiaries, respectively, pursuant to the terms of the First Lien Collateral Documents;

                  WHEREAS, the obligations of Parent, and such Guarantor Subsidiaries under the Indenture and the Notes will be secured by substantially all the assets of Parent and such Guarantor Subsidiaries, respectively, pursuant to the terms of the Second Lien Collateral Documents;

                  WHEREAS, Parent and the Guarantor Subsidiaries may, from time to time, incur additional secured debt which Parent may designate as having either a first priority security interest in the Common Collateral or a second priority security interest in the Common Collateral in accordance with the Indenture and any First Lien Credit Documents in existence at the time of such incurrence; and

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                  WHEREAS, the First Lien Credit Documents and the Second Lien
Credit Documents provide, among other things, that the parties thereto shall set forth in this Agreement their respective rights and remedies with respect to the Common Collateral; and

                  WHEREAS, in order to induce the First Lien Collateral Agent and the First Lien Claimholders to consent to Grantors incurring the Second Lien Obligations and to induce the First Lien Claimholders to extend credit and other financial accommodations and lend monies to or for the benefit of Parent or any other Grantor, the Second Lien Collateral Trustee on behalf of the Second Lien Claimholders has agreed to the subordination, intercreditor and other provisions set forth in this Agreement.

                  NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

         1. (a) Definitions. As used in this Agreement, the following terms have the meanings specified below:

                  "AGREEMENT" means this Agreement, as amended, renewed, extended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

                  "BANKRUPTCY CODE" means Title 11 of the United States Code entitled "Bankruptcy", as now and hereafter in effect, or any successor statute.

                  "BANKRUPTCY LAW" means the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors.

                  "BUSINESS DAY" means any day other than a Saturday, Sunday or any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state are required or authorized by law or other governmental action to close.

                  "COMMON COLLATERAL" means all of the assets of any Grantor, whether real, personal or mixed, constituting both First Lien Collateral and Second Lien Collateral.

                  "COMPARABLE SECOND LIEN COLLATERAL DOCUMENT" means, in relation to any Common Collateral subject to any Lien created under any First Lien Collateral Document, that Second Lien Credit Document which creates a Lien on the same Common Collateral, granted by the same Grantor.

                  "CURRENCY EXCHANGE PROTECTION AGREEMENT" means, in respect of a Person, any foreign exchange contract, currency swap agreement, currency option or other similar agreement or arrangement designed to manage or hedge fluctuations in currency exchange rates.

                  "DISCHARGE OF FIRST LIEN OBLIGATIONS" means, except to the extent otherwise provided in Section 4.6, (a) payment in full in cash of the principal of and interest (including interest accruing on or after the commencement of any Insolvency or Liquidation Proceeding,

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whether or not such interest would be allowed in such Insolvency or Liquidation proceeding) and premium, if any, on all Indebtedness outstanding under the First Lien Credit Documents, (b) any other First Lien Obligations that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid, and (c) the termination of all other commitments of the First Lien Claimholders under the First Lien Credit Documents.

                  "FIRST LIEN CLAIMHOLDER REPRESENTATIVE" means (i) initially, prior to the existence of any New First Lien Claimholder Representative, the First Lien Collateral Agent, (ii) at any time when the First Lien Obligations are held by First Lien Claimholders represented by the First Lien Collateral Agent and/or any New First Lien Claimholder Representative(s) or by more than one New First Lien Claimholder Representative, any or all of such Persons acting jointly or in an agency or other similar representative capacity according to any agreement that may be entered into among such Persons or among such Persons and the First Lien Claimholders from time to time, and (iii) at any time when First Lien Obligations are held by one or more First Lien Claimholders represented by a single New First Lien Claimholder Representative, such New First Lien Claimholder Representative. With respect to any Collateral which must be perfected by possession or control or with respect to which an assignment or delivery must be made pursuant to the terms of this Agreement, the First Lien Claimholder Representative for such purposes during any period in which there is more than one First Lien Claimholder Representative shall be the First Lien Collateral Agent unless otherwise notified by a Person designated to be the First Lien Claimholder Representative for such purposes in a written notice to the Second Lien Collateral Trustee executed by each then existing First Lien Claimholder Representative.

                  "FIRST LIEN CLAIMHOLDERS" means, at any relevant time, the holders of First Lien Obligations at such time, including without limitation the lenders and agents under the Senior Credit Agreement.

                  "FIRST LIEN COLLATERAL" means all of the assets of any Grantor, whether real, personal or mixed, with respect to which a Lien is granted as security for any First Lien Obligations.

                  "FIRST LIEN COLLATERAL DOCUMENTS" means the Collateral Documents (as defined in the Senior Credit Agreement) and any other agreement, document or instrument pursuant to which a Lien is granted securing any First Lien Obligations or under which rights or remedies with respect to such Liens are governed.

                  "FIRST LIEN CREDIT DOCUMENTS" means the Senior Credit Agreement and the Credit Documents (as defined in the Senior Credit Agreement) and each of the other agreements, documents and instruments providing for or evidencing any other First Lien Obligation, and any other document or instrument executed or delivered at any time in connection with any First Lien Obligations, including any intercreditor or joinder agreement among holders of First Lien Obligations, to the extent such are effective at the relevant time.

                  "FIRST LIEN OBLIGATIONS" means (a) all Obligations outstanding under the Senior Credit Agreement, including, without limitation, the Hedge Agreements (as defined in the Senior Credit Agreement), that are not prohibited by the Indenture as in effect on the date hereof, and

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(b) all other Obligations (i) that are designated by Parent as First Lien
Obligations through a Joinder Agreement and (ii) with respect to which the holder or holders thereof or a representative or agent for the holder or holders thereof have entered into a Joinder Agreement, and (iii) that are not prohibited by any First Lien Credit Document or Second Lien Credit Document in existence at the time of incurrence thereof, provided, that, so long as an Indenture Full Release Event has not occurred, such Obligations shall have been incurred in connection with the granting of a Permitted Lien (as defined in paragraph (a) of the definition thereof in the Indenture). To the extent any payment with respect to the First Lien Obligations (whether by or on behalf of any Grantor, as proceeds of security, enforcement of any right of set-off or otherwise) is declared to be fraudulent or preferential in any respect, set aside or required to be paid to a debtor in possession, trustee, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred. "First Lien Obligations" shall include all interest accrued or accruing (or which would, absent commencement of an Insolvency or Liquidation Proceeding, accrue) after commencement of an Insolvency or Liquidation Proceeding in accordance with the rate specified in the relevant First Lien Credit Document whether or not the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding.

                  "GOVERNMENTAL AUTHORITY" means any federal, state, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign entity or government.

                  "GRANTORS" means Parent and each of the Guarantor Subsidiaries that have executed and delivered, or will execute and deliver, a Second Lien Collateral Document or a First Lien Collateral Document.

                  "GUARANTOR SUBSIDIARIES" has the meaning set forth in the recitals hereto.

                  "HEDGING OBLIGATION" of any Person means any obligation of such Person pursuant to any Interest Rate Agreement, Currency Exchange Protection Agreement or any other similar agreement or arrangement.

                  "INDEBTEDNESS" means and includes all Obligations that constitute "Indebtedness" within the meaning of the Senior Credit Agreement or "Debt" within the meaning of the Indenture.

                  "INDENTURE" has the meaning set forth in the recitals hereto.

                  "INDENTURE FULL RELEASE EVENT" has the meaning set forth in the Second Lien Collateral Trust Agreement.

                  "INSOLVENCY OR LIQUIDATION PROCEEDING" means (a) any voluntary or involuntary case or proceeding under the Bankruptcy Code with respect to any Grantor, (b) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to any

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Grantor or with respect to a material portion of their respective assets, (c)
any liquidation, dissolution, reorganization or winding up of any Grantor whether voluntary or involuntary and whether or not involving insolvency or bankruptcy or (d) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of any Grantor.

                  "INTEREST RATE AGREEMENT" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedging agreement or other similar agreement or arrangement, each of which is for the purpose of managing the interest rate exposure associated with Parent's and its Subsidiaries' operations and not for speculative purposes.

                  "JOINDER AGREEMENT" has the meaning set forth in Section 7 hereof.

                  "LIEN" means (a) any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease in the nature thereof) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing and
(b) in the case of Securities, any purchase option, call or similar right of a third party with respect to such securities.

                  "NEW FIRST LIEN CLAIMHOLDER" means any First Lien Claimholder for the benefit of whom the First Lien Collateral Agent does not act as lienholder with respect to the Common Collateral (except with respect to any Pledged Collateral).

                  "NEW FIRST LIEN CLAIMHOLDER REPRESENTATIVE" means (i) any agent, trustee or other representative acting as lienholder with respect to Collateral on behalf of one or more New First Lien Claimholders, or (ii) a New First Lien Claimholder if such New First Lien Claimholder acts as lienholder with respect to Collateral on its own behalf.

                  "NOTEHOLDER CLAIMS" means all Obligations in respect of the Notes or arising under the Noteholder Documents or any of them.

                  "NOTEHOLDER DOCUMENTS" means (a) the Indenture, the Notes and the Second Lien Collateral Documents, to the extent that such documents secure the Noteholder Claims, and (b) any other related document or instrument executed and delivered pursuant to any Noteholder Document described in clause (a) of this definition evidencing or governing any Obligations thereunder.

                  "NOTEHOLDERS" mean the Persons holding Noteholder Claims.

                  "NOTES" mean (a) the 10.375% Senior Secured Notes due January 15, 2010 issued by Parent under the Indenture, and (b) any additional notes issued under the Indenture by Parent, to the extent permitted by the Indenture and the Senior Credit Agreement.

                  "OBLIGATIONS" means any and all obligations with respect to the payment of (a) any principal of or interest or premium on any indebtedness, including any reimbursement obligation in respect of any letter of credit, or any other liability, (b) any fees, indemnification obligations, expense reimbursement obligations or other liabilities payable under the

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documentation governing any indebtedness, (c) any obligation to post cash collateral in respect of letters of credit and any other obligations or (d) any Hedging Obligations.

                  "OFFICER'S CERTIFICATE" has the meaning set forth in the Indenture.

                  "PERSON" means and includes any natural persons, corporations, limited liability companies, trusts, joint stock companies, banks, trust companies, land trusts, business trusts or other organizations, entities, joint ventures, associations, companies, partnership, entity or other parties, including any Governmental Authority.

                  "PLEDGED COLLATERAL" means (a) the "Pledged Securities" under, and as defined in, the Second Lien Security Agreement, and (b) any other Common Collateral in the possession of any First Lien Claimholder Representative (or its agents or bailees), to the extent that possession thereof is taken to perfect a Lien thereon under the Uniform Commercial Code.

                  "RECOVERY" has the meaning set forth in Section 5.5 hereof.

                  "REFINANCE" means, in respect of any indebtedness, to refinance, extend, renew, defease, amend, modify, supplement, restructure, replace, refund or repay, or to issue other indebtedness, in exchange or replacement for, such indebtedness. "Refinanced" and "Refinancing" shall have correlative meanings.

                  "SECOND LIEN CLAIMHOLDERS" means, at any relevant time, the holders of Second Lien Obligations at such time, including without limitation the Noteholders.

                  "SECOND LIEN COLLATERAL" means all of the assets of any Grantor, whether real, personal or mixed, with respect to which a Lien is granted as security for any Second Lien Obligations.

                  "SECOND LIEN COLLATERAL DOCUMENTS" means the Security Documents (as defined in the Second Lien Collateral Trust Agreement) and any other agreement, document or instrument pursuant to which a Lien is granted securing any Second Lien Obligations or under which rights or remedies with respect to such Liens are governed.

                  "SECOND LIEN COLLATERAL TRUST AGREEMENT" means the second lien collateral trust agreement dated as of December 23, 2002 among Parent, the Guarantor Subsidiaries and the Second Lien Collateral Trustee, in its capacity as collateral trustee for the Second Lien Obligations.

                  "SECOND LIEN COLLATERAL TRUSTEE" has the meaning set forth in the introductory paragraph hereof.

                  "SECOND LIEN CREDIT DOCUMENTS" means the Noteholder Documents and each of the other agreements, documents and instruments providing for or evidencing any other Second Lien Obligation, and any other document or instrument executed or delivered at any time in connection with any Second Lien Obligations, to the extent such are effective at the relevant time.

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                  "SECOND LIEN LENDERS" means the holders of any Second Lien
Obligations other than the Noteholder Claims.

                  "SECOND LIEN MORTGAGES" means a collective reference to each mortgage, deed of trust and any other document or instrument under which any Lien on real property owned by any Grantor is granted to secure any Second Lien Obligations or under which rights or remedies with respect to any such Liens are governed.

                  "SECOND LIEN OBLIGATIONS" means (a) the Noteholder Claims and
(b) any other extension of credit secured by a Permitted Lien (as defined in the Indenture) that is designated by Parent as having a second priority interest in the Common Collateral in accordance with the provisions of the Second Lien Collateral Trust Agreement. To the extent any payment with respect to the Second Lien Obligations (whether by or on behalf of any Grantor, as proceeds of security, enforcement of any right of set-off or otherwise) is declared to be fraudulent or preferential in any respect, set aside or required to be paid to a debtor in possession, trustee, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.

                  "SECOND LIEN SECURITY AGREEMENT" means the Pledge and Security Agreement, dated as of December 23, 2002, and any successor or replacement thereof, among Parent, the other Grantors and the Second Lien Collateral Trustee.

                  "SECURITIES" means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences or indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

                  "SENIOR CREDIT AGREEMENT" has the meaning set forth in the recitals hereto.

                  "SUBSIDIARY" means, in respect of Parent, any corporation, company (including any limited liability company), association, partnership, joint venture or other business entity of which a majority of the total voting power is at the time owned or controlled, directly or indirectly, by Parent, Parent and one or more of its Subsidiaries, or one or more of its Subsidiaries, and any other "Subsidiary" of Parent, as defined in the Indenture or the Senior Credit Agreement.

                  "TRUSTEE" means State Street Bank and Trust Company of California, N.A., in its capacity as trustee under the Indenture.

                  "UNIFORM COMMERCIAL CODE" or "UCC" means the Uniform Commercial Code as from time to time in effect in the State of New York

                  (b) Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words

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"include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation." The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise
(a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified,
(b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Sections shall be construed to refer to Sections of this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

                  SECTION 1. Lien Priorities.

                  1.1 Subordination. Notwithstanding the date, manner or order of grant, attachment or perfection of any Liens securing the Second Lien Obligations granted on the Common Collateral or of any Liens securing the First Lien Obligations granted on the Common Collateral and notwithstanding any provision of the UCC, or any applicable law or the Second Lien Credit Documents or any other circumstance whatsoever, the Second Lien Collateral Trustee, on behalf of itself and the Second Lien Claimholders, hereby agrees that: (a) any Lien on the Common Collateral securing any First Lien Obligations now or hereafter held by or on behalf of any First Lien Claimholder Representative or any First Lien Claimholders or any agent or trustee therefor, regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be senior in all respects and prior to any Lien on the Common Collateral securing any of the Second Lien Obligations; and (b) any Lien on the Common Collateral now or hereafter held by or on behalf of the Second Lien Collateral Trustee, any Second Lien Claimholders or any agent or trustee therefor regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Common Collateral securing any First Lien Obligations. All Liens on the Common Collateral securing any First Lien Obligations shall be and remain senior in all respects and prior to all Liens on the Common Collateral securing any Second Lien Obligations for all purposes, whether or not such Liens securing any First Lien Obligations are subordinated to any Lien securing any other obligation of Parent, any other Grantor or any other Person.

                  1.2 Prohibition on Contesting Liens. Each of the Second Lien Collateral Trustee, for itself and on behalf of each Second Lien Claimholder, and the First Lien Collateral Agent, for itself and on behalf of each First Lien Claimholder (other than any New First Lien Claimholder), and any New First Lien Claimholder Representative, for itself and on behalf of each New First Lien Claimholder that it represents, agrees that it shall not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the priority, validity or enforceability of a Lien held by or on behalf of any of the First Lien Claimholders in the First Lien Collateral or by or on behalf of any of the Second Lien Claimholders in the Common Collateral, as the case may be; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any First Lien

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Claimholder Representative or any First Lien Claimholder to enforce this
Agreement, including the priority of the Liens securing the First Lien Obligations as provided in Section 2.1.

                  1.3 No New Liens. So long as the Discharge of First Lien Obligations has not occurred, the parties hereto agree that: (a) Parent shall not, and shall not permit any Guarantor Subsidiary to, grant or permit any additional Liens on any asset to secure any Second Lien Obligation unless it has also granted a Lien on such asset to secure the First Lien Obligations; and (b) to the extent any of the First Lien Obligations are not secured by Liens on any such asset, Parent shall grant, convey and assign, and shall cause the applicable Guarantor Subsidiary to grant, convey and assign, a Lien on such asset to secure the First Lien Obligations.

                  SECTION 2. Enforcement.

                  2.1 Exercise of Remedies. (a) So long as the Discharge of First Lien Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against Parent or any other
Grantor: (i) the Second Lien Collateral Trustee and the Second Lien Claimholders will not exercise or seek to exercise any rights or remedies (including set-off) with respect to any Common Collateral, institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure), contest, protest or object to any foreclosure proceeding or action brought by any First Lien Claimholder Representative or any First Lien Claimholder, the exercise of any right under any lockbox agreement, control account agreement, landlord waiver or bailee's letter or similar agreement or arrangement to which the Second Lien Collateral Trustee or any Second Lien Claimholder is a party, or any other exercise by any First Lien Claimholder Representative or any First Lien Claimholder, of any rights and remedies relating to the Common Collateral under the First Lien Credit Documents or otherwise, or object to the forbearance by any First Lien Claimholder Representative or the First Lien Claimholders from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the Common Collateral; and (ii) the First Lien Claimholder Representative(s) and the First Lien Claimholders shall have the exclusive right to enforce rights, exercise remedies (including set-off and the right to credit bid their debt) and make determinations regarding the release, disposition, or restrictions with respect to the Common Collateral without any consultation with or the consent of the Second Lien Collateral Trustee or any Second Lien Claimholder; provided, that (A) in any Insolvency or Liquidation Proceeding commenced by or against Parent or any other Grantor, the Second Lien Collateral Trustee may file a claim or statement of interest with respect to the Second Lien Obligations, and (B) the Second Lien Collateral Trustee may take any action (not adverse to the prior Liens on the Common Collateral securing the First Lien Obligations, or the rights of any First Lien Claimholder Representative or the First Lien Claimholders to exercise remedies in respect thereof) in order to preserve or protect its Lien on the Common Collateral. In exercising rights and remedies with respect to the Common Collateral, any First Lien Claimholder Representative and the First Lien Claimholders may enforce the provisions of the First Lien Credit Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of Common Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured First Lien Claimholder under the Uniform Commercial Code of any applicable jurisdiction and of a secured creditor under Bankruptcy Laws of any applicable jurisdiction.

                  (b) The Second Lien Collateral Trustee, on behalf of itself and the Second Lien Claimholders, agrees that, it will not take or receive any Common Collateral or any proceeds of Common Collateral in connection with the exercise of any right or remedy (including set-off) with respect to any Common Collateral, unless and until the Discharge of First Lien Obligations has occurred, except as expressly provided in the proviso in clause (ii) of Section 2.1(a) of this Agreement. Without limiting the generality of the foregoing, unless and until the Discharge of First Lien Obligations has occurred, except as expressly provided in the proviso in clause (ii) of Section 2.1(a) of this Agreement, the sole right of the Second Lien Collateral Trustee and the Second Lien Claimholders with respect to the Common Collateral is to hold a Lien on the Common Collateral pursuant to the Second Lien Collateral Trust Agreement for the period and to the extent granted therein and to receive a share of the proceeds thereof, if any, after the Discharge of the First Lien Obligations has occurred.

                  (c) Subject to the proviso in clause (ii) of Section 2.1(a) of this Agreement, (i) the Second Lien Collateral Trustee, for itself or on behalf of the Second Lien Claimholders, agrees that the Second Lien Collateral Trustee and the Second Lien Claimholders will not take any action that would hinder any exercise of remedies under the First Lien Credit Documents, including any sale, lease, exchange, transfer or other disposition of the Common Collateral, whether by foreclosure or otherwise, and (ii) the Second Lien Collateral Trustee, for itself and on behalf of the Second Lien Claimholders, hereby waives any and all rights it or the Second Lien Claimholders may have as a junior lien creditor or otherwise to object to the manner in which any First Lien Claimholder Representative or the First Lien Claimholders seek to enforce or collect the First Lien Obligations or the Liens granted in any of the First Lien Collateral, regardless of whether any action or failure to act by or on behalf of any First Lien Claimholder Representative or First Lien Claimholders is adverse to the interest of the Second Lien Claimholders.

                  (d) The Second Lien Collateral Trustee hereby acknowledges and agrees that no covenant, agreement or restriction contained in the Second Lien Collateral Trust Agreement or any other Second Lien Credit Document shall be deemed to restrict in any way the rights and remedies of the First Lien Claimholder Representative or the First Lien Claimholders with respect to the Common Collateral as set forth in this Agreement and the First Lien Credit Documents.

                  2.2 Cooperation. Subject to the proviso in clause (ii) of
Section 2.1(a) of this Agreement, the Second Lien Collateral Trustee, on behalf of itself and the Second Lien Claimholders, agrees that, unless and until the Discharge of First Lien Obligations has occurred, it will not commence, or join with any Person (other than the First Lien Claimholders or any First Lien Claimholder Representative upon the request thereof pursuant to a Joinder Agreement) in commencing, any enforcement, collection, execution, levy or foreclosure action or proceeding (including, without limitation, any Insolvency or Liquidation Proceeding) with respect to any Lien held by it under the Second Lien Collateral Trust Agreement or any other Second Lien Credit Document or otherwise.

                  SECTION 3.  Payments.

                  3.1 Application of Proceeds. So long as the Discharge of First Lien Obligations has not occurred, any proceeds of Common Collateral received in connection with the sale or other disposition of, or collection on, such Common Collateral upon the exercise of remedies, shall be applied by the First Lien Claimholder Representative(s) to the First Lien Obligations in such order as specified in the relevant First Lien Credit Documents. Upon the Discharge of the First Lien Obligations, any First Lien Claimholder Representative shall deliver to the Second Lien Collateral Trustee any proceeds of Common Collateral held by it in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct to be applied by the Second Lien Collateral Trustee to the Second Lien Obligations in such order as specified in the Second Lien Collateral Trust Agreement.

                  3.2 Payments Over. Any Common Collateral or proceeds thereof received by the Second Lien Collateral Trustee or any Second Lien Claimholders in connection with the exercise of any right or remedy (including set-off) relating to the Common Collateral in contravention of this Agreement shall be segregated and held in trust and forthwith paid over to the First Lien Claimholder Representative for the benefit of the First Lien Claimholders in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. Each First Lien Claimholder Representative is hereby authorized to make any such endorsements as agent for the Second Lien Collateral Trustee or any such Second Lien Claimholders. This authorization is coupled with an interest and is irrevocable.

                  SECTION 4.  Other Agreements.

                  4.1   Releases.

                  (a)   If, in connection with:

                           (i) the exercise of the First Lien Claimholder Representative's remedies in respect of the Common Collateral provided for in Section 2.1, including any sale, lease, exchange, transfer or other disposition of any such Common Collateral;

                           (ii) any sale, lease, exchange, transfer or other disposition of any Common Collateral permitted under the terms of the First Lien Credit Documents (whether or not an event of default thereunder, and as defined therein, has occurred and is continuing); or

                           (iii) any agreement (not contravening the First Lien Credit Documents) between any First Lien Claimholder Representative and Parent or any other Grantor to release the First Lien Claimholder Representative's Lien on any portion of the Common Collateral or to release any Grantor from its obligations under its guaranty of the First Lien Obligations, provided that after giving effect to the release, First Lien Obligations secured by any of the remaining Common Collateral remain outstanding, the First Lien Claimholder Representative, for itself or on behalf of any of the First Lien Claimholders, releases any of its Liens on any part of the Common Collateral, or releases any Grantor from its obligations under its guaranty of the First Lien Obligations, then the Liens, if any, of the Second Lien Collateral Trustee, for itself or for the benefit of the Second Lien Claimholders, on such Common Collateral, and the obligations of such Grantor under its guaranty of the Noteholder Claims and any other Second Lien Obligations, shall be automatically, unconditionally and simultaneously released and the Second Lien Collateral Trustee, for itself or on behalf of any such Second Lien Claimholders, promptly shall execute and deliver to the First Lien Collateral Representative or such Grantor such termination statements, releases and other documents as the First Lien Claimholder Representative or such Grantor may request to effectively confirm such release.

                  (b) Until the Discharge of First Lien Obligations occurs, the Second Lien Collateral Trustee, for itself and on behalf of the Second Lien Claimholders, hereby irrevocably constitutes and appoints the First Lien Claimholder Representative and any officer or agent of the First Lien Claimholder Representative, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Second Lien Collateral Trustee or such holder or in the First Lien Claimholder Representative's own name, from time to time in the First Lien Claimholder Representative's discretion, for the purpose of carrying out the terms of this Section 4.1, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Section 4.1, including any endorsements or other instruments of transfer or release.

                  4.2 Insurance. Unless and until the Discharge of First Lien Obligations has occurred, the First Lien Claimholder Representative and the First Lien Claimholders shall have the sole and exclusive right, subject to the rights of the Grantors under the First Lien Credit Documents, to adjust settlement for any insurance policy covering the Common Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) affecting the Common Collateral. Unless and until the Discharge of First Lien Obligations has occurred, and subject to the rights of the Grantors under the First Lien Collateral Documents, all proceeds of any such policy and any such award (or any payments with respect to a deed in lieu of condemnation) if in respect to the Common Collateral shall be paid to the First Lien Claimholder Representative for the benefit of the First Lien Claimholders pursuant to the terms of the First Lien Credit Documents and thereafter, to the extent no First Lien Obligations are outstanding, to the Second Lien Collateral Trustee for the benefit of the Second Lien Claimholders to the extent required under the Second Lien Collateral Trust Agreement and then to the owner of the subject property or as a court of competent jurisdiction may otherwise direct. If the Second Lien Collateral Trustee or any Second Lien Claimholders shall, at any time, receive any proceeds of any such insurance policy or any such award or payment in contravention of this Agreement, it shall pay such proceeds over to the First Lien Claimholder Representative in accordance with the terms of Section 3.2 of this Agreement.

                  4.3   Amendments to Second Lien Collateral Documents.

                  (a) Without the prior written consent of the First Lien Claimholder Representative, no Second Lien Collateral Document may be amended, supplemented or otherwise modified or entered into to the extent such amendment, supplement or modification, or the terms of any new Second Lien Collateral Document, would contravene the provisions of this

Agreement. Parent agrees that each Second Lien Collateral Document shall include the following language (or language to similar effect approved by the First Lien Claimholder Representative):

                  "Notwithstanding anything herein to the contrary, the lien and security interest granted to the Second Lien Collateral Trustee pursuant to this Agreement and the exercise of any right or remedy by the Second Lien Collateral Trustee hereunder are subject to the provisions of the Intercreditor Agreement, dated as of December 23, 2002 (as amended, restated, supplemented or otherwise modified from time to time, the "INTERCREDITOR AGREEMENT"), among LaSalle Business Credit, Inc., as First Lien Collateral Agent, State Street Bank and Trust Company of California, N.A., as Second Lien Collateral Trustee, Sanmina-SCI Corporation and certain other persons party or that may become party thereto from time to time. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control."

In addition, Parent agrees that each Second Lien Mortgage covering any Common Collateral shall contain such other language as the First Lien Claimholder Representative may reasonably request to reflect the subordination of such Second Lien Mortgage to the First Lien Collateral Document covering such Common Collateral.

                  (b) In the event the First Lien Claimholder Representative or the First Lien Claimholders enter into any amendment, waiver or consent in respect of any of the First Lien Collateral Documents for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any First Lien Collateral Document or changing in any manner the rights of the First Lien Claimholder Representative, the First Lien Claimholders, Parent or any other Grantor thereunder, then such amendment, waiver or consent shall apply automatically to any comparable provision of the Indenture and the Comparable Second Lien Collateral Document without the consent of the Second Lien Collateral Trustee or the Second Lien Claimholders and without any action by the Second Lien Collateral Trustee, Parent or any other Grantor, provided, that (A) no such amendment, waiver or consent shall have the effect of (i) removing assets subject to the Lien of the Second Lien Collateral Documents, except to the extent that a release of such Lien is permitted by
Section 4.1 of this Agreement, (ii) imposing duties on the Second Lien Collateral Trustee without its consent, or (iii) permitting other liens on the Collateral not permitted under the terms of the Second Lien Credit Documents and
(B) notice of such amendment, waiver or consent shall have been given to the Second Lien Collateral Trustee.

                  4.4 Rights As Unsecured Creditors. Notwithstanding anything to the contrary in this Agreement, (a) the Public Trustee and the Noteholders may exercise rights and remedies as unsecured creditors against Parent or any Subsidiary that has guaranteed the Noteholder Claims in accordance with the terms of the Noteholder Documents and applicable law and (b) the other Second Lien Claimholders may exercise rights and remedies as unsecured creditors against Parent or any Guarantor Subsidiary in accordance with the terms of their Second Lien Credit Documents and applicable law. Nothing in this Agreement shall prohibit the receipt by the

Public Trustee or any Second Lien Claimholders of the required payments of interest and principal so long as such receipt is not the direct or indirect result of the exercise by the Second Lien Collateral Trustee or any Second Lien Claimholders of rights or remedies as a secured creditor (including set-off) or enforcement in contravention of this Agreement of any Lien held by any of them. In the event the Public Trustee or any Second Lien Claimholders becomes a judgment lien creditor in respect of Common Collateral as a result of its enforcement of its rights as an unsecured creditor, such judgment lien shall be subordinated to the Liens securing First Lien Obligations on the same basis as the other Liens securing the Second Lien Obligations are so subordinated to such First Lien Obligations under this Agreement. Nothing in this Agreement impairs or otherwise adversely affects any rights or remedies the First Lien Claimholder Representative or the First Lien Claimholders may have with respect to the First Lien Collateral.

                  4.5   Bailee for Perfection.

                  (a) The First Lien Claimholder Representative agrees to hold the Pledged Collateral that is part of the Common Collateral in its possession or control (or in the possession or control of its agents or bailees) as bailee for the First Lien Claimholders and the Second Lien Collateral Trustee and any assignee solely for the purpose of perfecting the security interest granted in such Pledged Collateral pursuant to the First Lien Collateral Documents and the Second Lien Pledge Agreement, subject to the terms and conditions of this
Section 4.5.

                  (b) Until the Discharge of First Lien Obligations has occurred, the First Lien Claimholder Representative shall be entitled to deal with the Pledged Collateral in accordance with the terms of the First Lien Credit Documents as if the Liens of the Second Lien Collateral Trustee under the Second Lien Collateral Documents did not exist. The rights of the Second Lien Collateral Trustee shall at all times be subject to the terms of this Agreement and to the First Lien Claimholder Representative's rights under the First Lien Credit Documents.

                  (c) The First Lien Claimholder Representative shall have no obligation whatsoever to the First Lien Claimholders and the Second Lien Collateral Trustee or any Second Lien Claimholder to assure that the Pledged Collateral is genuine or owned by any of the Grantors or to preserve rights or benefits of any Person except as expressly set forth in this Section 4.5. The duties or responsibilities of the First Lien Collateral Representative under this Section 4.5 shall be limited solely to holding the Pledged Collateral as bailee in accordance with this Section 4.5.

                  (d) The First Lien Collateral Representative acting pursuant to this Section 4.5 shall not have by reason of the First Lien Collateral Documents and the Second Lien Collateral Documents or this Agreement or any other document a fiduciary relationship in respect of the First Lien Claimholders, the Second Lien Collateral Trustee, any Second Lien Claimholder or any other First Lien Claimholder Representative.

                  (e) Upon the Discharge of the First Lien Obligations under the First Lien Credit Documents to which the First Lien Collateral Representative is a party, such First Lien Collateral Representative shall deliver the remaining Pledged Collateral (if any) together with any necessary endorsements, first, to any other First Lien Collateral Representative to the extent First Lien Obligations remain outstanding, second, to the Second Lien Collateral Trustee to the extent

Second Lien Obligations remain outstanding, and third, to Parent to the extent no First Lien Obligations or Second Lien Obligations remain outstanding (in each case, so as to allow such Person to obtain control of such Pledged Collateral). Such First Lien Collateral Representative further agrees to take all other action reasonably requested by such Person in connection with the such Person obtaining a first-priority interest in the Common Collateral or as a court of competent jurisdiction may otherwise direct.

                  4.6 When Discharge of First Lien Obligations Deemed to Not Have Occurred. If at any time after the Discharge of First Lien Obligations has occurred Parent enters into any First Lien Credit Document evidencing a First Lien Obligation, then such Discharge of First Lien Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement (other than with respect to any actions taken prior to the date of such designation as a result of the occurrence of such first Discharge of First Lien Obligations), and the obligations under such First Lien Credit Document shall automatically be treated as First Lien Obligations for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Common Collateral set forth herein, and the First Lien Claimholder Representative under such First Lien Credit Documents shall be the First Lien Claimholder Representative for all purposes of this Agreement. Upon receipt of a First Lien Obligation Designation Notice, the Second Lien Collateral Trustee shall promptly (a) enter into such documents and agreements (including amendments or supplements to this Agreement) as Parent or such new First Lien Claimholder Representative shall request in order to provide to the new First Lien Claimholder Representative the rights contemplated hereby and (b) deliver to the First Lien Claimholder Representative the Pledged Collateral together with any necessary endorsements (or otherwise allow such collateral agent to obtain control of such Pledged Collateral).

                  SECTION 5.  Insolvency or Liquidation Proceedings.

                  5.1 Financing Issues. If Parent or any other Grantor shall be subject to any Insolvency or Liquidation Proceeding and any First Lien Claimholder Representative shall desire to permit the use of cash collateral on which the First Lien Claimholder Representative or any other creditor has a Lien or to permit Parent or any other Grantor to obtain financing, whether from the First Lien Claimholders or any other entity under Section 363 or Section 364 of Title 11 of the United States Code or any similar Bankruptcy Law (each, a "DIP FINANCING"), then the Second Lien Collateral Trustee, on behalf of itself and the Second Lien Claimholders, agrees that it will raise no objection to such use of cash collateral or DIP Financing and will not request adequate protection or any other relief in connection therewith (except, as expressly agreed by the First Lien Claimholder Representative or to the extent permitted by Section 5.3 of this Agreement) and, to the extent the Liens securing the First Lien Obligations are subordinated or pari passu with such DIP Financing, will subordinate its Liens in the Common Collateral to such DIP Financing (and all Obligations relating thereto).

                  5.2 Relief from the Automatic Stay. Until the Discharge of First Lien Obligations has occurred, the Second Lien Collateral Trustee, on behalf of itself and the Second Lien Claimholders, agrees that none of them shall seek relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of the Common Collateral, without the prior written consent of the First Lien Claimholder Representative.

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

                  5.3 Adequate Protection. The Second Lien Collateral Trustee, on behalf of itself and the Second Lien Claimholders, agrees that none of them shall contest (or support any other Person contesting) (a) any request by the First Lien Claimholder Representative or the First Lien Claimholders for adequate protection or (b) any objection by the First Lien Claimholder Representative or the First Lien Claimholders to any motion, relief, action or proceeding based on the First Lien Claimholder Representative or the First Lien Claimholders claiming a lack of adequate protection. Notwithstanding the foregoing provisions in this Section 5.3, in any Insolvency or Liquidation Proceeding, (i) if the First Lien Claimholders (or any subset thereof) are granted adequate protection in the form of additional collateral in connection with any DIP Financing, then the Second Lien Collateral Trustee, on behalf of itself or any of the Second Lien Claimholders, may seek or request adequate protection in the form of a Lien on such additional collateral, which Lien will be subordinated to the Liens securing the First Lien Obligations and such DIP Financing (and all Obligations relating thereto) on the same basis as the other Liens securing the Second Lien Obligations are so subordinated to the First Lien Obligations under this Agreement, and (ii) in the event the Second Lien Collateral Trustee, on behalf of itself and the Second Lien Claimholders, seeks or requests adequate protection in respect of Second Lien Obligations and such adequate protection is granted in the form of additional collateral, then the Second Lien Collateral Trustee, on behalf of itself or any of the Second Lien Claimholders, agrees that the First Lien Claimholder Representative shall also be granted a senior Lien on such additional collateral as security for the First Lien Obligations and for any such DIP Financing provided by the First Lien Claimholders and that any Lien on such additional collateral securing the Second Lien Obligations shall be subordinated to the Liens on such collateral securing the First Lien Obligations and any such DIP Financing provided by the First Lien Claimholders (and all Obligations relating thereto) and to any other Liens granted to the First Lien Claimholders as adequate protection on the same basis as the other Liens securing the Second Lien Obligations are so subordinated to such First Lien Obligations under this Agreement.

                  5.4 No Waiver. Nothing contained herein shall prohibit or in any way limit any First Lien Claimholder Representative or any First Lien Claimholder from objecting in any Insolvency or Liquidation Proceeding or otherwise to any action taken by the Second Lien Collateral Trustee or any of the Second Lien Claimholders, including the seeking by the Second Lien Collateral Trustee or any Second Lien Claimholders of adequate protection or the asserting by the Second Lien Collateral Trustee or any Second Lien Claimholders of any of its rights and remedies under the Second Lien Credit Documents or otherwise.

                  5.5 Preference Issues. If any First Lien Claimholder is required in any Insolvency or Liquidation Proceeding or otherwise to turn over or otherwise pay to the estate of Parent or any other Grantor any amount (a "RECOVERY"), then the First Lien Obligations shall be reinstated to the extent of such Recovery and the First Lien Claimholders shall be entitled to a reinstatement of First Lien Obligations with respect to all such recovered amounts. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement.

                  SECTION 6.  Reliance; Waivers; Etc

                  6.1 Reliance. Other than any reliance on the terms of this Agreement, each First Lien Claimholder Representative, on behalf of itself and the First Lien Claimholders under its First Lien Credit Documents, acknowledges that it and such First Lien Claimholders have, independently and without reliance on the Second Lien Collateral Trustee or any Second Lien Claimholders, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into such First Lien Credit Documents and be bound by the terms of this Agreement and they will continue to make their own credit decision in taking or not taking any action under the Senior Credit Agreement or this Agreement. The Second Lien Collateral Trustee, on behalf of itself and the Second Lien Claimholders, acknowledges that it and the Second Lien Claimholders have, independently and without reliance on any First Lien Claimholder Representative or any First Lien Claimholder, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into each of the Second Lien Credit Documents and be bound by the terms of this Agreement and they will continue to make their own credit decision in taking or not taking any action under the Second Lien Credit Documents or this Agreement.

                  6.2 No Warranties or Liability. Each First Lien Claimholder Representative, on behalf of itself and the First Lien Claimholders under its First Lien Credit Documents, acknowledges and agrees that each of the Second Lien Collateral Trustee and the Second Lien Claimholders have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the Second Lien Credit Documents, the ownership of any Common Collateral or the perfection or priority of any Liens thereon. The Second Lien Claimholders will be entitled to manage and supervise their respective loans and extensions of credit under the Second Lien Credit Documents in accordance, with law and as they may otherwise, in their sole discretion, deem appropriate. The Second Lien Collateral Agent, on behalf of itself and the Second Lien Obligations, acknowledges and agrees that each of the First Lien Claimholder Representative(s) and the First Lien Claimholders have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the First Lien Documents, the ownership of any Common Collateral or the perfection or priority of any Liens thereon. The First Lien Claimholders will be entitled to manage and supervise their respective loans and extensions of credit under their respective First Lien Documents in accordance, with law and as they may otherwise, in their sole discretion, deem appropriate. The Second Lien Collateral Trustee and the Second Lien Claimholders shall have no duty to any First Lien Claimholder Representative or any of the First Lien Claimholders, and the First Lien Claimholder Representative(s) and the First Lien Claimholders shall have no duty to the Second Lien Collateral Trustee or any of the Second Lien Claimholders, to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of an event of default or default under any agreements with Parent or any Guarantor Subsidiary (including the First Lien Credit Documents and the Second Lien Credit Documents), regardless of any knowledge thereof which they may have or be charged with.

                  6.3   No Waiver of Lien Priorities.

                  (a) No right of the First Lien Claimholders, any First Lien Claimholder Representative or any of them to enforce any provision of this Agreement or any First Lien Credit Document shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of Parent or any other Grantor or by any act or failure to act by any First Lien Claimholder or the First Lien Claimholder Representative, or by any noncompliance by any Person with the terms, provisions and covenants of this Agreement, any of the First Lien Credit Documents or any of the Second Lien Credit Documents, regardless of any knowledge thereof which any First Lien Claimholder Representative or the First Lien Claimholders, or any of them, may have or be otherwise charged with;

                  (b) Without in any way limiting the generality of the foregoing paragraph (but subject to the rights of Parent and the other Grantors under the First Lien Credit Documents), the First Lien Claimholders, the First Lien Claimholder Representative(s) and any of them may, at any time and from time to time, without the consent of, or notice to, the Second Lien Collateral Trustee or any Second Lien Claimholders, without incurring any liabilities to the Second Lien Collateral Trustee or any Second Lien Claimholders and without impairing or releasing the Lien priorities and other benefits provided in this Agreement (even if any right of subrogation or other right or remedy of the Second Lien Collateral Trustee or any Second Lien Claimholders is affected, impaired or extinguished thereby) do any one or more of the following:

                           (i) change the manner, place or terms of payment or change or extend the time of payment of, or amend, renew, exchange, increase or alter, the terms of any of the First Lien Obligations or any Lien on any First Lien Collateral or guaranty thereof or any liability of Parent or any other Grantor, or any liability incurred directly or indirectly in respect thereof (including any increase in or extension of the First Lien Obligations, without any restriction as to the amount, tenor or terms of any such increase or extension) or otherwise amend, renew, exchange, extend, modify or supplement in any manner any Liens held by any First Lien Claimholder Representative or any of the First Lien Claimholders, the First Lien Obligations or any of the First Lien Credit Documents;

                           (ii) sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any part of the First Lien Collateral or any liability of Parent or any other Grantor to the First Lien Claimholders or any First Lien Claimholder Representative, or any liability incurred directly or indirectly in respect thereof;

                           (iii)    settle or compromise any First Lien
         Obligation or any other liability of Parent or any other Grantor or any security therefor or any liability incurred directly or indirectly in respect thereof and apply any sums by whomsoever paid and however realized to any liability (including the First Lien Obligations) in any manner or order; and

                           (iv) exercise or delay in or refrain from exercising any right or remedy against Parent or any security or any other Grantor or any other Person, elect any remedy and otherwise deal freely with Parent, any other Grantor or any First Lien Collateral and any security and any guarantor or any liability of Parent or any other Grantor to the First Lien Claimholders or any liability incurred directly or indirectly in respect thereof.

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                  (c)   The Second Lien Collateral Trustee, on behalf of itself
and the Second Lien Claimholders, also agrees that the First Lien Claimholders and the First Lien Claimholder Representative(s) shall have no liability to the Second Lien Collateral Trustee or any Second Lien Claimholders, and the Second Lien Collateral Trustee, on behalf of itself and the Second Lien Claimholders, hereby waives any claim against any First Lien Claimholder or any First Lien Claimholder Representative, arising out of any and all actions which the First Lien Claimholders or any First Lien Claimholder Representative may take or permit or omit to take with respect to: (i) the First Lien Credit Documents,
(ii) the collection of the First Lien Obligations or (iii) the foreclosure upon, or sale, liquidation or other disposition of, any First Lien Collateral. The Second Lien Collateral Trustee, on behalf of itself and the Second Lien Claimholders, agrees that the First Lien Claimholders and the First Lien Claimholder Representative have no duty to them in respect of the maintenance or preservation of the First Lien Collateral, the First Lien Obligations or otherwise; and

                  (d) The Second Lien Collateral Trustee, on behalf of itself and the Second Lien Claimholders, agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable law or any other similar rights a junior secured creditor may have under applicable law.

                  6.4 Obligations Unconditional. All rights, interests, agreements and obligations of the First Lien Claimholder Representative(s) and the First Lien Claimholders and the Second Lien Collateral Trustee and the Second Lien Claimholders, respectively, hereunder shall remain in full force and effect irrespective of:

                  (a) any lack of validity or enforceability of any First Lien Credit Documents or any Second Lien Credit Documents;

                  (b) any change in the time, manner or place of payment of, or in any other terms of, all or any of the First Lien Obligations or Second Lien Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of any First Lien Credit Document or any Second Lien Credit Document;

                  (c) any exchange of any security interest in any Common Collateral or any other collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the First Lien Obligations or Second Lien Obligations or any guarantee thereof;

                  (d) the commencement of any Insolvency or Liquidation Proceeding in respect of Parent or any other Grantor; or

                  (e) any other circumstances which otherwise might constitute a defense available to, or a discharge of, Parent or any other Grantor in respect of the First Lien Obligations, or of the Second Lien Collateral Trustee or any Second Lien Claimholder in respect of this Agreement.

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

                  SECTION 7. Joinder Agreement. From time to time subsequent to the date hereof, New First Lien Claimholder Representatives representing New First Lien Claimholders may become parties hereto subject to the terms and conditions hereof. Prior to Parent or any other Grantor incurring any indebtedness or other obligations (the "NEW FIRST LIEN OBLIGATIONS") with a New First Lien Claimholder which shall be secured by a Lien on all or any portion of the Common Collateral, Parent, such New First Lien Claimholder Representative and any existing First Lien Claimholder Representatives shall enter into a Joinder Agreement, substantially in the form of EXHIBIT A (a "JOINDER AGREEMENT"), to which there shall be attached an executed copy of all agreements and other documents required to have been executed and delivered in connection with, or would otherwise govern, the New First Lien Obligations. Upon the consummation of the Joinder Agreement, any New First Lien Claimholder Representative shall be a party hereto and be entitled to the rights and remedies available to a First Lien Claimholder Representative or a First Lien Claimholder hereunder. Each party hereto aknowledges and agrees that the terms of this Agreement shall be enforceable by any New First Lien Claimholder Representative that may become party hereto pursuant to a Joinder Agreement. No existing First Lien Claimholder Representative shall have any duty or responsibility to monitor the creation or maintenance of any New First Lien Obligations or any Liens over the Common Collateral related thereto, and each New First Lien Claimholder Representative hereby agrees to promptly notify (which notice may be by facsimile or electronic mail) each other First Lien Claimholder Representative of any such creation and any default, event of default, earlier termination or equivalent event thereunder.

                  SECTION 8. Miscellaneous.

                  8.1 Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of the First Lien Credit Documents or the Second Lien Credit Documents, the provisions of this Agreement shall govern and control.

                  8.2 Effectiveness; Continuing Nature of this Agreement; Severability. This Agreement shall become effective when executed and delivered by the parties hereto. This is a continuing agreement of lien subordination and the First Lien Claimholders may continue, at any time and without notice to the Second Lien Collateral Trustee or any Second Lien Claimholder, to extend credit and other financial accommodations and lend monies to or for the benefit of Parent or any Grantor constituting First Lien Obligations in reliance hereof. The Second Lien Collateral Trustee, on behalf of itself and the Second Lien Claimholders, hereby waives any right it may have under applicable law to revoke this Agreement or any of the provisions of this Agreement. The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency or Liquidation Proceeding. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. All references to Parent or any other Grantor shall include Parent or such Grantor as debtor and debtor-in-possession and any receiver or trustee for Parent or any other Grantor (as the case may be) in any Insolvency or Liquidation Proceeding. This Agreement shall terminate and be of no further force and effect, (i) with respect to the Second Lien Collateral Trustee, the Second Lien Claimholders and the Second Lien Obligations, upon the later of (1) the date upon which the obligations under the Indenture terminate if there are no other Second Lien Obligations outstanding on such date and

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

(2) if there are other Second Lien Obligations outstanding on such date, the date upon which such Second Lien Obligations terminate and (ii) with respect to any First Lien Claimholder Representative, the First Lien Claimholders and the First Lien Obligations, the date of notification by Parent to the Second Lien Collateral Trustee of termination of this Agreement after all First Lien Obligations have terminated, subject to the rights of the First Lien Claimholders under Section 5.5 of this Agreement.

                  8.3 Amendments; Waivers. No amendment, modification or waiver of any of the provisions of this Agreement by the Second Lien Collateral Trustee or the First Lien Claimholder Representative(s) shall be deemed to be made unless the same shall be in writing signed on behalf of each party hereto or its authorized agent and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time. Parent shall not have any right to consent to or approve any amendment, modification or waiver of any provision of this Agreement except to the extent its rights are directly affected (including any amendment to the Grantors' ability to cause additional obligations to constitute First Lien Obligations or Second Lien Obligations as Parent may designate).

                  8.4 Information Concerning Financial Condition of Parent and the Subsidiaries. The First Lien Claimholder Representative(s) and the First Lien Claimholders, on the one hand, and the Second Lien Claimholders (but not the Second Lien Collateral Trustee), on the other hand, shall each be responsible for keeping themselves informed of (a) the financial condition of Parent and the Subsidiaries and all endorsers and/or guarantors of the First Lien Obligations or the Second Lien Obligations and (b) all other circumstances bearing upon the risk of nonpayment of the First Lien Obligations or the Second Lien Obligations. The First Lien Claimholder Representative(s) and the First Lien Claimholders shall have no duty to advise the Second Lien Collateral Trustee or any Second Lien Claimholder of information known to it or them regarding such condition or any such circumstances or otherwise. In the event any First Lien Claimholder Representative or any of the First Lien Claimholders, in its or their sole discretion, undertakes at any time or from time to time to provide any such information to the Second Lien Collateral Trustee or any Second Lien Claimholder, it or they shall be under no obligation (w) to make, and the First Lien Claimholder Representative(s) and the First Lien Claimholders shall not make, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided, (x) to provide any additional information or to provide any such information on any subsequent occasion, (y) to undertake any investigation or (z) to disclose any information which, pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

                  8.5 Subrogation. The Second Lien Collateral Trustee, on behalf of itself and the Second Lien Claimholders, hereby waives any rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of First Lien Obligations has occurred.

                  8.6 Application of Payments. All payments received by any First Lien Claimholder Representative or the First Lien Claimholders may be applied, reversed and reapplied, in whole or in part, to such part of the First Lien Obligations as the First Lien

Claimholders, in their sole discretion, deem appropriate. The Second Lien Collateral Trustee, on behalf of itself and the Second Lien Claimholders, assents to any extension or postponement of the time of payment of the First Lien Obligations or any part thereof and to any other indulgence with respect thereto, to any substitution, exchange or release of any security which may at any time secure any part of the First Lien Obligations and to the addition or release of any other Person primarily or secondarily liable therefor.

                  8.7 Consent to Jurisdiction; Waivers. The parties hereto consent to the jurisdiction of any state or federal court located in New York, New York, and consent that all service of process may be made by registered mail directed to such party as provided in Section 7.8 below for such party. Service so made shall be deemed to be completed four Business Days after the same shall be posted as aforesaid. The parties hereto waive any objection to any action instituted hereunder based on forum non conveniens, and any objection to the venue of any action instituted hereunder. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER FIRST LIEN CREDIT DOCUMENT OR SECOND LIEN CREDIT DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, VERBAL OR WRITTEN STATEMENT OR ACTION OF ANY PARTY HERETO.

                  8.8 Notices. All notices to the Second Lien Claimholders and the First Lien Claimholders permitted or required under this Agreement may be sent to the Second Lien Collateral Trustee and the First Lien Claimholder Representative(s), respectively. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, electronically mailed or sent by courier service or U.S. mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of electronic mail or four Business Days after deposit in the U.S. mail (registered or certified, with postage prepaid and properly addressed). For the purposes hereof, the addresses of the parties hereto shall be as set forth below each party's name on the signature pages hereto (other than in the address of a New First Lien Claimholder Representative, which shall be set forth in the applicable Joinder Agreement), or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

                  8.9 Further Assurances. Each First Lien Claimholder Representative, on behalf of itself and the First Lien Claimholders under its First Lien Credit Documents, and the Second Lien Collateral Trustee, on behalf of itself and the Second Lien Claimholders, and Parent, agrees that each of them shall take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as any First Lien Claimholder Representative or the Second Lien Collateral Trustee may reasonably request to effectuate the terms of and the lien priorities contemplated by this Agreement, including, in the case of Parent, but not limited to, the delivery of any Officer's Certificates or legal opinions required to be delivered under the terms of the Indenture.

                  8.10 Governing Law. This Agreement has been delivered and accepted at and shall be deemed to have been made at New York, New York and shall be interpreted, and the rights and liabilities of the parties bound hereby determined, in accordance with the laws of the State of New York.

                  8.11 Binding on Successors and Assigns. This Agreement shall be binding upon each First Lien Claimholder Representative, the First Lien Claimholders, the Second Lien Collateral Trustee, the Second Lien Claimholders and their respective successors and assigns.

                  8.12 Specific Performance. Each of the First Lien Claimholder Representative(s) and the Second Lien Collateral Trustee may demand specific performance of this Agreement. Each First Lien Claimholder Representative, on behalf of itself and the First Lien Claimholders under its First Lien Credit Documents, and the Second Lien Collateral Trustee, on behalf of itself and the Second Lien Claimholders, hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by any First Lien Claimholder Representative or the Second Lien Collateral Trustee, as the case may be.

                  8.13 Section Titles; Time Periods. The section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of this Agreement.

                  8.14 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be an original and all of which shall together constitute one and the same document.

                  8.15 Authorization. By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement.

                  8.16 No Third Party Beneficiaries. This Agreement and the rights and benefits hereof shall inure to the benefit of each of the parties hereto and its respective successors and assigns and shall inure to the benefit of each of the holders of First Lien Obligations and holders of Second Lien Obligations. No other Person shall have or be entitled to assert rights or benefits hereunder.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                           FIRST LIEN COLLATERAL AGENT

                                           LASALLE BUSINESS CREDIT, INC.,

                                           By: /s/ Robert J. Corsentino
                                              _________________________________
                                              Name:  Robert J. Corsentino
                                              Title: Group Senior Vice President
                                              Address: 135 South LaSalle Street,
                                                         Suite 425
                                                       Chicago, Illinois 60603
                                                       Attention: Susan Hamilton
                                                       Facsimile: (312) 904-6450
                                       24

                                            SECOND LIEN COLLATERAL TRUSTEE

                                            STATE STREET BANK AND TRUST
                                            COMPANY OF CALIFORNIA, N.A.,

                                            By: /s/ Scott C. Emmons
                                               _________________________________
                                               Name: Scott C. Emmons
                                               Title: Vice President

                                            THE COMPANY

                                            SANMINA-SCI CORPORATION

                                            By: /s/ Rick R. Ackel
                                               _________________________________
                                               Name:  Rick R. Ackel
                                               Title: Executive Vice President
                                                      and Chief Financial
                                                      Officer

                                            By: /s/ Walter Boileau
                                               _________________________________
                                               Name:  Walter Boileau
                                               Title: Treasurer

                                       26